SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

Boston Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2005, Boston Communications Group, Inc. (the “Company”) executed stock option agreements with the executive officers named below with respect to options to purchase shares of the Company’s common stock in the following amounts:

Executive Officer	Number of Shares Subject to Option Grants
Paul J. Tobin	12,500
Edward H. Snowden	12,500
Frederick E. von Mering	12,500
Karen A. Walker	12,500
William D. Wessman	12,500
Thomas Erskine	12,500
Ersin Galioglu	12,500
James J. Anderson	12,500

The form of stock option agreement executed with respect to the option grants for Mssrs. Wessman, Erskine, Galioglu and Anderson and Ms. Walker is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference. The form of stock option agreement executed with respect to the option grants for Mssrs. Tobin, Snowden and von Mering is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

All options described in this Item 1.01 were granted under the Company’s 2005 Stock Incentive Plan with the following terms: (i) an exercise price equal to the fair market value on the grant date; (ii) a ten-year duration; and (iii) vesting in three equal installments over a three-year period commencing on the first anniversary of the date of grant, subject to acceleration under circumstances described in change of control agreements executed between the Company and each of the above-named individuals.

All options described in this Item 1.01 are in addition to the options granted to certain of the above-named officers in March 2005 under the 2005 BCGI Executive Incentive Compensation Plan and previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on April 1, 2005.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2005	BOSTON COMMUNICATIONS GROUP, INC.

	By:	/s/ Karen A. Walker
Karen A. Walker
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Form of Non-statutory Stock Option Agreement for Executive Officers

Exhibit 10.2	Form of Non-statutory Stock Option Agreement for Employee Directors